UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  March 12, 2007

SPIRIT FINANCE CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	01-32386	20-0175773
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

14631 N. Scottsdale Road, Suite 200
Scottsdale, Arizona  85254
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (480) 606-0820

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.  Entry into a Material Definitive Agreement.

On March 12, 2007, Spirit Finance Corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Redford Holdco, LLC (“Redford”) and Redford Merger Co. (“Merger Sub”).  Under the Agreement, Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation and as a wholly-owned subsidiary of Redford (the “Merger”).

Pursuant to the Merger Agreement, at the effective time of the Merger, each issued and outstanding share of common stock, $.01 par value, of the Company, other than any such shares owned by the Company, Redford, Merger Sub, or any of their respective subsidiaries, shall be cancelled and shall be converted automatically into the right to receive $14.50 in cash, without interest.  Also, pursuant to the Merger Agreement, at the effective time of the Merger, each outstanding option to acquire shares of the Company’s common stock under any employee stock option or incentive plan will be cancelled and the holder of such option will receive cash in the amount of the excess, if any, of $14.50 over the exercise price per share of any such option.

For a period of 28 days after the date of the Merger Agreement, the Company has the right to solicit, initiate or encourage any inquiry with respect to, or the making of, any proposal or offer for a merger, consolidation, business combination, or similar transaction involving the Company or the acquisition of the assets of the Company and its subsidiaries or the outstanding shares of the Company’s common stock (collectively, an “Alternative Proposal”), and participate in discussions or negotiations regarding an Alternative Proposal.  If, at the end of such 28-day period (the “Solicitation Period End Date”), the Company has received an Alternative Proposal from any person and continuously thereafter reasonably believes in good faith, after consultation with the Company’s legal counsel and financial advisors, that such Alternative Proposal is bona fide and would reasonably be expected to result in a Superior Proposal (each such person, an “Excluded Party”), then the Company may continue discussions with such Excluded Party beyond the Solicitation Period End Date.

Except with respect to an Excluded Party, after the Solicitation Period End Date, the Company may not solicit, initiate or knowingly facilitate or encourage any Alternative Proposal or participate in any discussion or negotiations regarding an Alternative Proposal, unless, after consultation with the Company’s legal counsel and financial advisors, the Company’s board of directors concludes that the failure of the Company to take the actions described above with respect to such an Alternative Proposal would be inconsistent with the directors’ exercise of their duties to the Company or the Company’s stockholders under applicable law.  The Company’s board of directors may, at any time prior to receipt of the approval of the Merger by the Company’s stockholders, change its recommendation of the Merger if it has received a Superior Proposal and has concluded in good faith, after consultation with its legal counsel and financial advisors, that the failure to effect a change of its recommendation would be inconsistent with the directors’ exercise of their duties to the Company or the Company’s stockholders under applicable law and the Company provides Redford with a three business day period in which to match any Superior Proposal the Company is considering.  Under the Merger Agreement, a Superior Proposal is an Alternative Proposal to acquire more than 50% of the equity securities of the Company or more than 50% of the consolidated assets of the Company, which the Company’s board of directors determines in good faith to be more favorable from a financial point of view to the Company’s stockholders than the Merger.

The Merger Agreement contains termination rights for both the Company and Redford, and further provides that, upon termination of the Merger Agreement under specified circumstances, including (a) by the Company accepting a Superior Proposal, (b) the Company’s board of directors withdrawing or modifying its approval or recommendation of the Merger or failing to submit the Merger to the Company’s stockholders for approval, or (c) the Company breaching its obligations under the Merger Agreement, the Company may be required to pay Redford a termination fee equal to $31.0 million in cash plus certain documented out-of-pocket expenses incurred by Redford not in excess of $2.25 million. Redford may be required to pay the Company an amount equal to all documented out-of-pocket expenses incurred by the Company not in excess of $2.25 million if the Merger Agreement is terminated due to a breach of Redford’s or Merger Sub’s representations, warranties or covenants.

The consummation of the Merger is subject to the satisfaction or waiver of certain customary closing conditions, including, without limitation, the approval of the transaction by stockholders holding a majority of the Company’s outstanding shares of common stock entitled to vote thereon.  The Merger Agreement also contains customary representations, warranties and covenants of Redford, Merger Sub and the Company. The Merger is not subject to a financing condition.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Important Information

The proxy statement that the Company plans to file with the Securities and Exchange Commission and mail to stockholders will contain information about the Company, the proposed Merger and related matters. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT IS AVAILABLE, AS IT WILL CONTAIN IMPORTANT INFORMATION THAT STOCKHOLDERS SHOULD CONSIDER BEFORE MAKING A DECISION ABOUT THE MERGER. In addition to receiving the proxy statement from the Company by mail, stockholders will be able to obtain the proxy statement, as well as other filings containing information about the Company, without charge, from the Securities and Exchange Commission’s website (http://www.sec.gov) or, without charge, from the Company at www.spiritfinance.com or by directing such request to Spirit Finance Corporation, 14631 N. Scottsdale Road, Scottsdale, Arizona 85254, Attention: Investor Relations.

The Company and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the Merger. Information concerning these participants in the solicitation will be set forth in the proxy statement relating to the Merger when it becomes available.

Forward-Looking and Cautionary Statements

The Merger Agreement has been included in this report to provide information regarding its terms.  Except for its status as the contractual document that establishes and governs the legal relations among the parties thereto with respect to the transactions described above, the Merger Agreement is not intended to be a source of factual, business or operational information about the parties.

The representations, warranties and covenants made by the parties in the Merger Agreement are qualified and limited, including by information in the schedules referenced in the Merger Agreement that the Company delivered to Redford in connection with the execution of the Merger Agreement.  Representations and warranties may be used as a tool to allocate risks between the respective parties to the Merger Agreement, including where the parties do not have complete knowledge of all facts, instead of establishing such matters as facts.  Furthermore, the representations and warranties may be subject to standards of materiality applicable to the contracting parties, which may differ from those applicable to investors.  These representations and warranties may or may not have been accurate as of any specific date and do not purport to be accurate as of the date of this filing.  Accordingly, they should not be relied upon as statements of factual information.  Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or its affiliates.

Statements contained in this Current Report on Form 8-K which are not historical facts are forward-looking statements as the term is defined in the Private Securities Litigation Reform Act of 1995.  These forward-looking statements can be identified by the use of words such as “expects,” “plans,” “estimates,” “projects,” “intends,” “believes,” “guidance,” and similar expressions that do not relate to historical matters.  These forward-looking statements are subject to risks and uncertainties which can cause actual results to differ materially from those currently anticipated, due to a number of factors which include, but are not limited to, continued ability to source new investments, changes in interest rates and/or credit spreads, changes in the real estate markets, and other risk factors discussed in Spirit Finance Corporation’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed by the Company with the Securities and Exchange Commission from time to time.  All forward-looking statements in this report are made as of today, based upon information known to management as of the date hereof, and the Company assumes no obligations to update or revise any of its forward-looking statements even if experience or future changes show that indicated results or events will not be realized.

Item 3.02.  Unregistered Sales of Equity Securities.

The Company and Redford entered into a Stock Purchase Agreement, dated as of March 12, 2007 (the “Stock Purchase Agreement”), pursuant to which Redford will purchase from the Company 6,150,000 newly issued shares of the Company’s common stock in a private placement at a price of $12.99 per share without discount or commissions promptly following the date of the Stock Purchase Agreement after satisfaction of customary closing conditions.  The Company is obligated under a registration rights agreement contained in the Stock Purchase Agreement to subsequently register these shares for resale under the Securities Act of 1933 (the “Securities Act”).  The Stock Purchase Agreement contains customary representations and warranties of both Redford and the Company.

The securities to be sold under the Stock Purchase Agreement are being sold pursuant to an exemption from registration under the Securities Act in reliance upon Section 4(2) of the Securities Act as a transaction by an issuer not involving any public offering. Exemption from the registration provisions of the Securities Act is claimed on the basis that the purchaser represented its intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, such transaction did not involve any public offering and the purchaser is sophisticated and had adequate access to information about the Company.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

2.1	Agreement and Plan of Merger, by and among Redford Holdco, LLC, Redford Merger Co. and Spirit Finance Corporation, dated as of March 12, 2007.

10.1	Stock Purchase Agreement between Redford Holdco, LLC and Spirit Finance Corporation dated as of March 12, 2007.

99.1	Press release of Spirit Finance Corporation dated March 13, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPIRIT FINANCE CORPORATION

Date: March 13, 2007	By:	/s/ Catherine Long
Catherine Long,
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, by and among Redford Holdco, LLC, Redford Merger Co. and Spirit Finance Corporation, dated as of March 12, 2007.

10.1	Stock Purchase Agreement between Redford Holdco, LLC and Spirit Finance Corporation dated as of March 12, 2007.

99.1	Press release of Spirit Finance Corporation dated March 13, 2007.